Exhibit 14.1

ALLIED BANCSHARES, INC & SUBSIDIARY

CODE OF ETHICAL CONDUCT

The Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), each Executive Vice President, each Senior Vice President and each Director of Allied Bancshares, Inc. (the "Company") must:

    Comply with applicable laws, rules, and regulations of federal, state, and local governments and other appropriate private and public regulatory agencies, both in letter and in spirit.
    Act honesty and ethically, avoiding actual or apparent conflicts of interest in personal and professional relationships, that might compromise their judgment
    Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission, other regulatory agencies and other public communications made by the Company.
    Act in good faith and responsibly, with due care, competence, and diligence, without misrepresenting material facts.
    Respect the confidentiality of information acquired in the course of employment about the Company, its customers, suppliers, and fellow workers.
    Share knowledge and maintain skills necessary and relevant to the Company's needs.
    Promote ethical and honest behavior within the workplace.
    Assure responsible use of and control of all assets, resources, and information of the Company.
    Promptly report to a member of the Company's Audit Committee any violations of this Code.

Those who violate the Code, or who fail to cooperate fully with any inquiries or investigations regarding possible violations of the Code, will be subject to disciplinary action, including possible termination.

The Board of Directors shall have the sole and absolute discretionary authority to approve any amendment to or waiver from this Code. Any amendment or waiver from this Code, including the grounds for such waiver, shall be promptly disclosed through a filing with the SEC on Form 8-K.

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ALLIED BANCSHARES, INC

CERTIFICATION TO COMPLY WITH THE

CODE OF ETHICAL CONDUCT

In my role as ___________________________ of Allied Bancshares, Inc. (the "Company"), I certify to you, the Board of Directors, that I will adhere to and advocate the Code of Ethical Conduct.

Date: ____________________________

By: ____________________________

Name: ____________________________

Title: ____________________________

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